Exhibit 99.1

Press Release

Epiq Reports Second Quarter 2016 Results, Reaffirms 2016 Outlook

Conference Call Today at 4:30 pm ET

Kansas City, Kan. (August 9, 2016) — Epiq Systems, Inc. (“Epiq”) (NASDAQ: EPIQ), a leading global provider of integrated technology and services for the legal profession, today announced results for its second quarter ended June 30, 2016. Epiq will hold an investor conference call today at 4:30 pm ET (information below).

Summary Results (Unaudited)

	Three months ended June 30,
(In millions, except per share data)	2016	2015
Segment Operating Revenue
Technology	$96.0	$93.2
Bankruptcy & Settlement Administration	$34.6	$37.4
Total Operating Revenue	$130.6	$130.6
Net Loss	($5.6)	($3.2)
Net Loss Per Diluted Share	($0.15)	($0.09)
Diluted Weighted Average Shares	37.4	36.5
Adjusted EBITDA(1)	$28.4	$24.7
Adjusted Net Income(1)	$8.0	$6.7
Adjusted Earnings Per Diluted Share(1)	$0.21	$0.18
Adjusted Diluted Shares(1)	37.8	37.1
Net Cash provided by Operating Activities	$13.2	$24.1

(1)	Adjusted EBITDA, adjusted net income and adjusted earnings per diluted share are all non-GAAP financial measures. See the accompanying tables herein for information regarding these measures and reconciliation to the most directly comparable GAAP measure.

Second Quarter 2016 Financial Overview

Quarterly consolidated operating revenue was $130.6 million in the second quarter of 2016, which was unchanged compared to the second quarter of 2015. The second quarter of 2016 was highlighted by record operating revenue in the Technology segment. Quarterly net income decreased by $2.4 million to a net loss of $5.6 million compared to a net loss of $3.2 million in the prior year quarter. The quarterly net loss reflects provisions for income taxes of $6.3 million, interest expense of $5.5 million and $4.5 million related to Epiq’s review of strategic and financial alternatives. Epiq’s board of directors concluded the review of strategic and financial alternatives on July 27, 2016 with the announcement that Epiq will be acquired for $16.50 per share by OMERS Private Equity and Harvest Partners.

Quarterly consolidated adjusted EBITDA rose 15% to $28.4 million and adjusted earnings per diluted share increased 16% to $0.21 compared to the prior year quarter. The increases reflect Technology segment operating revenue growth of $2.8 million, or 3%, compared to the prior year quarter, which was partially offset by a decline of $2.8 million, or 8%, in Bankruptcy & Settlement Administration operating revenue. The increase in Technology segment operating revenue was driven by increases in electronically stored information (“ESI”) in North America, primarily as the result of the impact of Epiq’s acquisition of Iris Data Services in April 2015, and an increase in operating revenue from ESI solutions in Europe and Asia, which were partially offset by a decrease in global document review operating revenue. Operating revenue generated from ESI generates higher margins compared to operating revenue from global document review services.

Second quarter 2016 capital expenditures of $7.7 million, including property and equipment and software development, was unchanged compared to the prior year quarter. Quarterly net cash from operating activities of $13.2 million declined by $10.9 million compared to the prior year quarter reflecting higher accounts receivables resulting from increased revenue in prior quarters and the timing of revenue and collections. Certain annual incentive awards related to restricted stock were granted by the compensation committee of the board of directors in early 2016 to executive officers and certain senior management employees, which were recognized as a cash expense. The issuance of restricted stock to the grant recipients for these awards, which was contingent upon the approval by the company’s shareholders of the company’s amended and restated 2004 equity incentive plan at the 2016 Annual Shareholder Meeting on July 28, 2016, was effectuated after the shareholder meeting following the requisite approval.

Recent Company Highlights

•	Recognized as Innovative Managed Services Provider in 2016 Innovation Awards by ALM

•	Achieved kCura Orange-level Best in Service certification as a Relativity® provider

•	Expansion of its Relativity® service offering in the People’s Republic of China, supported by a ISO27001-compliant data center in Shanghai with portable, on-site deployment capability for matters requiring additional security

•	The release of a new “DMX dashboard” for Documatrix®, offering unprecedented business intelligence and data transparency to the global legal profession

•	Appointed three new directors to the Board with support of second largest shareholder

•	Declared dividend of $0.09 per share and paid on July 5, 2016 to shareholders of record at the close of business on May 23, 2016

“We are pleased to report another solid quarter of financial results in the second quarter of 2016. The positive outcomes we saw again in the second quarter are some of the successful payoffs to our domestic and international investments of the last few years, as well as the strategic and operational initiatives that we implemented in the last 12 months,” said Tom W. Olofson, chairman and chief executive officer.

Olofson continued, “Additionally, we look forward to concluding our recently announced transaction with OMERS Private Equity and Harvest Partners, two experienced and world-class investors with an extensive understanding of the legal technology solutions and services industry, and combining with DTI, which will maximize value for our shareholders and help us achieve our vision of becoming the world’s preferred strategic partner for complex legal matters.”

Segment Review

Technology Segment (eDiscovery)

	Three months ended June 30,
(In millions)(Unaudited)	2016	2015
Operating Revenue	$96.0	$93.2
Adjusted EBITDA(1)(2)	$29.2	$24.0
Segment Operating Revenue Mix By Service Type
Electronically Stored Information (ESI)	65%	57%
Document Review	35%	43%
Segment Operating Revenue Mix By Region
North America	$71.6	$74.1
Europe and Asia	$24.4	$19.1

(1)	Adjusted EBITDA is a non-GAAP financial measure. See the accompanying table herein for information regarding this measure and reconciliation to the most directly comparable GAAP measure on a consolidated basis.
(2)	Segment adjusted EBITDA excludes unallocated corporate adjusted EBITDA for the three months ended June 30, 2016 and 2015, respectively.

Epiq’s Technology segment provides integrated technology solutions for electronic discovery (eDiscovery), including ESI, document review and eDiscovery managed services. Second quarter 2016 Technology segment operating revenue grew 3% compared to the prior year period. The increase reflects the impact of the Iris Data Services acquisition in April 2015 and increased operating revenue from Epiq’s eDiscovery operations in Europe and Asia, which were partially offset by a decrease in global document revenue caused by lower document review billable hours. Quarterly operating revenue from Epiq’s international eDiscovery operations increased 31% on a year-over-year basis mostly from new clients and retentions in Europe and Asia. International eDiscovery comprised 25% of Technology segment revenue compared to 20% in the prior year quarter.

Segment adjusted EBITDA grew 22% versus the prior year period reflecting an operating revenue mix shift to higher margin ESI in domestic and international operations relative to document review.

Bankruptcy and Settlement Administration (“B&SA”) Segment

	Three months ended June 30,
(In millions)(Unaudited)	2016	2015
Operating Revenue	$34.6	$37.4
Adjusted EBITDA(1)(2)	$10.0	$9.5

(1)	Adjusted EBITDA is a non-GAAP financial measure. See the accompanying table herein for information regarding this measure and reconciliation to the most directly comparable GAAP measure on a consolidated basis.
(2)	Segment adjusted EBITDA excludes unallocated corporate adjusted EBITDA for the three months ended June 30, 2016 and 2015, respectively.

Second quarter 2016 Bankruptcy and Settlement Administration segment operating revenue declined $2.8 million compared to the second quarter of 2016. This decrease was primarily due to an operating revenue decrease of $1.8 million from bankruptcy-related services caused by lower levels of active matters in corporate restructuring, chapter 7 and AACER® solutions, and a decrease of $1.0 million in revenue from settlement administration solutions, primarily related to a decrease in legal noticing services. Quarterly segment adjusted EBITDA was slightly higher on a year over year basis reflecting a smaller contribution to segment results from the lower margin Settlement Administration business.

2016 Financial Outlook

Based on current expectations, Epiq maintains its initial 2016 financial outlook and estimates operating revenue for 2016 between $520 million and $540 million, adjusted EBITDA between $112 million and $118 million, and adjusted earnings per share between $0.87 and $0.90. This guidance includes a number of assumptions based on current facts and expectations, which are subject to change.

The financial tables accompanying this press release do not include a reconciliation of Epiq’s 2016 estimated adjusted EBITDA or adjusted net income (used to calculate adjusted earnings per share) to an estimate of GAAP net income. It is difficult to predict and estimate future nonrecurring operating charges incurred in connection with the completion of activities related to our strategic and financial review process and impairment charges related to goodwill and acquired intangible assets, as these items are dependent on future events that are uncertain. Accordingly, a reconciliation of our non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

INVESTOR CONFERENCE CALL INFORMATION

Management will host an investor conference call today at 4:30 p.m. ET (3:30 p.m. CT).

Call Dial in:	(877) 303-6311 or (631) 813-4730

Webcast URL:	http://www.epiqsystems.com/investors/corporate-overview/

Audio replay:	(855) 859-2056, ID# 53304224, available through August 16, 2016

About Epiq Systems

Epiq (NASDAQ: EPIQ) is a leading global provider of professional services and integrated technology for the legal profession. Our innovative solutions are designed to streamline the administration of litigation, investigations, financial transactions and regulatory compliance, corporate restructuring and bankruptcies, class action and mass tort proceedings, federal regulatory actions and data breach responses. Epiq’s subject-matter experts bring clarity to complexity, create efficiency through expertise and deliver confidence to our clients around the world. For more information, visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) adjusted net income (net income (loss) adjusted for amortization of acquisition intangibles, intangible asset impairment expense, share-based compensation expense, contingent equity award expense, acquisition and related expense, loan fee amortization and write off, litigation (recovery) expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic and financial review expense, and the effect of tax adjustments that are outside of Epiq Systems’ anticipated effective tax rate, all net of tax), (ii) adjusted earnings per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income (loss) adjusted for depreciation and amortization expense, intangible asset impairment expense, share-based compensation expense, contingent equity award expense, acquisition and related expense, net expense related to financing, litigation (recovery) expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic and financial review expense, and income tax expense (benefit)). Income taxes typically represent a complex element of a company’s income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of adjusted net income and adjusted net income per share is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Management of Epiq Systems uses these non-GAAP financial measures, together with GAAP results, to assess current and prospective operating results. Management of Epiq Systems believes adjusted net income, adjusted earnings per share and adjusted EBITDA may be useful to investors to compare the results of operations of Epiq Systems and trends with those of other companies without the effect of unusual or non-recurring items from period to period. The compensation committee has used adjusted earnings per share and adjusted EBITDA in evaluating the performance of management and in determining executive bonuses. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions, successfully integrate them into our operations and achieve expected synergies; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) general economic conditions and the cyclical nature of certain markets; (4) risks of errors or fraud related to our business processes, (5) interruptions or delays in service at data centers we utilize for delivery of our services, (6) undetected errors in, and failure of operation of, software products releases, (7) unavailability of third-party technology, (8) failure of our financial, operating and information systems to operate as intended, (9) our inability to attract, develop and retain executives and other qualified employees, (10) risks associated with the integration of acquisitions into our existing business operations,

(11) risks associated with our international operations, (12) risks of litigation for infringement of proprietary rights, (13) future government legislation or changes in judicial interpretations, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) volatility of the market price of our common stock, (17) the impact of our current review process of strategic alternatives, (18) the impact of potential proxy contests and related litigation, (19) our failure to pay cash dividends, (20) our inability to raise additional capital to fund our operations because of our level of indebtedness, (21) our inability to maintain compliance with debt covenant ratios, (22) risks associated with indebtedness and interest rate fluctuations, (23) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, and (24) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Investor Contacts

Kelly Bailey Epiq Systems 913-621-9500 kbailey@epiqsystems.com	Chris Eddy Catalyst Global 212-924-9800 epiq@catalyst-ir.com

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EPIQ SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Operating revenue	$130,647	$130,557	$262,175	$238,312
Reimbursable expenses	10,097	7,453	25,100	$18,726

Total revenue	140,744	138,010	287,275	257,038

Operating Expense:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	64,216	67,901	129,369	118,930
Reimbursable expenses	9,250	7,290	24,158	17,794
Selling, general and administrative expense	47,299	44,773	95,041	83,837
Depreciation and software and leasehold amortization	10,084	9,498	19,618	18,263
Amortization of identifiable intangible assets	3,680	4,810	7,454	7,495
Impairment of goodwill and identifiable intangible assets	—	1,162	—	1,162
Fair value adjustment to contingent consideration	—	(1,201)	—	(1,201)
Other operating expense, net	—	2,861	53	2,998

Total operating expense	134,529	137,094	275,693	249,278

Operating income	6,215	916	11,582	7,760

Interest expense (income):
Interest expense	5,458	5,480	10,866	9,709
Interest income	(1)	(1)	(34)	(5)

Net Interest expense	5,457	5,479	10,832	9,704

Income (loss) before income taxes	758	(4,563)	750	(1,944)

Income tax expense (benefit)	6,338	(1,322)	6,395	(436)

Net loss	($5,580)	($3,241)	($5,645)	($1,508)

Net loss per common share:
Basic	($0.15)	($0.09)	($0.15)	($0.04)
Diluted	($0.15)	($0.09)	($0.15)	($0.04)

Weighted average common shares outstanding:
Basic	37,432	36,536	37,250	36,409
Diluted	37,432	36,536	37,250	36,409

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30,	December 31,
	2016	2015
ASSETS:
Cash and cash equivalents	$17,296	$27,620
Trade accounts receivable, net	167,457	140,597
Property and equipment, net	70,329	77,715
Internally developed software, net	17,375	15,971
Goodwill	476,973	477,479
Other intangibles, net	37,489	44,943
Other	35,638	39,572

Total Assets	$822,557	$823,897

LIABILITIES:
Current liabilities (excluding debt)	$64,220	$72,686
Indebtedness	395,780	383,578
Other non-current liabilities	63,865	59,512
Total equity	298,692	308,121

Total Liabilities and Equity	$822,557	$823,897

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2016	2015
Cash Flows From Operating Activities:
Net loss	($5,645)	($1,508)
Non-cash adjustments to net loss:
Depreciation and amortization	27,072	25,758
Other, net	9,279	11,731
Changes in operating assets and liabilities, net
Trade accounts receivable	(29,394)	(14,958)
Other, net	1,561	6,908

Net cash provided by operating activities	2,873	27,931

Cash Flows From Investing Activities:
Property and equipment; and internally developed software	(13,082)	(16,330)
Cash paid for business acquisitions, net of cash acquired	0	(123,649)
Other	459	108

Net cash used in investing activities	(12,623)	(139,871)

Cash Flows From Financing Activities:
Net change in indebtedness	11,657	87,643
Common stock repurchases	(4,876)	(4,017)
Cash dividends paid	(6,765)	(6,629)
Payment of acquisition-related liabilities	—	(29)
Debt issuance costs	—	(1,644)
Other, net	47	1,518

Net cash provided by financing activities	63	76,842

Effect of exchange rate changes on cash	(637)	(212)

Net decrease in cash and cash equivalents	($10,324)	($35,310)

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS

TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Loss	($5,580)	($3,241)	($5,645)	($1,508)
Plus:
Depreciation and amortization expense	13,764	14,308	27,072	25,758
Intangible asset impairment expense	—	1,162	—	1,162
Share-based compensation expense	965	5,305	3,481	6,926
Contingent equity award expense(1)	2,984	—	5,930	—
Acquisition and related expense (2)	—	1,710	52	1,915
Expense related to financing, net (3)	5,457	5,383	10,832	9,493
Litigation (recovery) expense, net (4)	8	17	30	(504)
Timing of recognition of expense (5)	—	—	—	(290)
Reorganization expense (6)	—	790	—	1,972
(Gain) Loss on disposition of assets	1	(31)	181	(13)
Strategic and financial review expense(7)	4,480	632	6,781	1,678
Income tax expense (benefit)	6,338	(1,322)	6,395	(436)

	33,997	27,954	60,754	47,661

Adjusted EBITDA	$28,417	$24,713	$55,109	$46,153

(1)	Expense related to restricted stock awards issued to our executive officers and directors and annual incentive that Epiq has historically paid in common stock that were contingent upon shareholder approval of an increase in the number of shares available for issuance under our equity compensation plan. Prior to obtaining shareholder approval, the expense related to these awards is excluded from share-based compensation expense.
(2)	Acquisition and related expense includes one-time costs associated with acquisitions.
(3)	Expense related to financing is net of interest income.
(4)	Litigation expense and recovery related to significant one-time matters.
(5)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6)	Expenses primarily related to one-time charges for post-employment benefits.
(7)	Includes legal and other professional expenses incurred in connection with our strategic and financial review process and expenses related to a legal dispute with a shareholder.

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS

TO ADJUSTED NET INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Loss	($5,580)	($3,241)	($5,645)	($1,508)
Plus:
Amortization of acquisition intangibles	3,680	4,810	7,454	7,495
Intangible asset impairment expense	—	1,162	—	1,162
Share-based compensation expense	965	5,305	3,481	6,926
Contingent equity award expense(1)	2,984	—	5,930	—
Acquisition and related expense(2)	—	1,715	52	1,958
Loan fee amortization and write-off	402	1,052	796	1,655
Litigation (recovery) expense, net(3)	8	245	30	(41)
Timing of recognition of expense(4)	—	—	—	(290)
Reorganization expense(5)	—	790	—	1,972
(Gain) loss on disposition of assets	1	(31)	181	(13)
Strategic and financial review expense(6)	4,480	632	6,781	1,678
Income tax effect of above adjustments(7)	(5,009)	(6,273)	(9,883)	(9,000)
Effective tax rate adjustment(8)	6,035	503	6,095	341

	13,546	9,910	20,917	13,843

Adjusted Net Income	$7,966	$6,669	$15,272	$12,335

Adjusted Earnings Per Share - Diluted	$0.21	$0.18	$0.41	$0.33

(1)	Expense related to restricted stock awards issued to our executive officers and directors and annual incentive that Epiq has historically paid in common stock that were contingent upon shareholder approval of an increase in the number of shares available for issuance under our equity compensation plan. Prior to obtaining shareholder approval, the expense related to these awards is excluded from share-based compensation expense.
(2)	Acquisition and related expense includes one-time costs associated with acquisitions.
(3)	Litigation expense or recovery related to significant one-time matters.
(4)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(5)	Expenses primarily related to one-time charges for post-employment benefits.
(6)	Includes legal and other professional expenses incurred in connection with our strategic and financial review process and expenses related to a legal dispute with a shareholder.
(7)	The income tax effect is calculated using a tax rate of 40%.
(8)	The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

OPERATING REVENUE

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Technology	$96,008	$93,159	$189,265	$163,182
Bankruptcy	15,907	17,629	31,375	37,711
Settlement Administration	18,732	19,769	41,535	37,419

Total Bankruptcy and Settlement Administration	34,639	37,398	72,910	75,130

Total Operating Revenue	$130,647	$130,557	$262,175	$238,312

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Technology	$29,221	$24,042	$55,038	$42,251
Bankruptcy and Settlement Administration	10,019	9,477	21,757	22,181
Unallocated Expenses	(10,823)	(8,806)	(21,686)	(18,279)

Total Adjusted EBITDA(1)	$28,417	$24,713	$55,109	$46,153

(1)	Adjusted EBITDA excludes expenses related to share-based compensation, contingent equity award expense, acquisition and related expense, non-routine litigation expense or recovery, timing of recognition of expense, gain or loss on disposition of assets, strategic and financial review expense, and one-time reorganization expense.
2)	See footnote 1 to the Reconciliation of Net Loss to Adjusted EBITDA for additional information related to contingent equity awards.

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

CALCULATION OF NET LOSS PER SHARE AND

DILUTED ADJUSTED EARNINGS PER SHARE

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Loss	($5,580)	($3,241)	($5,645)	($1,508)

Basic Weighted Average Shares	37,432	36,536	37,250	36,409
Adjustment to reflect share-based awards	—	—	—	—

Diluted Weighted Average Shares (1)	37,432	36,536	37,250	36,409

Net Loss Per Share - Diluted	($0.15)	($0.09)	($0.15)	($0.04)

Adjusted Net Income	$7,966	$6,669	$15,272	$12,335

Basic Weighted Average Shares	37,432	36,536	37,250	36,409
Adjustment to reflect share-based awards	340	583	303	607

Diluted Weighted Average Shares	37,772	37,119	37,553	37,016

Adjusted Earnings Per Share - Diluted	$0.21	$0.18	$0.41	$0.33

(1)	Diluted weighted average shares outstanding for the three and six months ended June 30, 2016 and 2015 excludes the dilutive impact of share-based awards due to the GAAP Net Loss reported for the periods.